DSW Inc. Reports First Quarter 2012 Financial Results

•	Sales increased 10.9% to $558.6 million; comparable sales increased 7.6%

•	Including $0.09 of charges related to RVI, Reported EPS is $0.89 per share, which compares to a loss of $1.74 per share last year, including $2.61 of charges related to RVI.

•	Adjusted EPS $0.98 per share increased 12.6% from $0.87 in the first quarter of 2011

•	Company raises its full year EPS guidance to $3.25 to $3.40, up from its prior guidance of $3.20 to $3.35, excluding one-time items from RVI.

•	Board of Directors approves a 20% increase to the quarterly dividend, from $0.15 per share to $0.18 per share.
COLUMBUS, Ohio, May 22, 2012 - DSW Inc. (NYSE: DSW), a leading branded footwear and accessories retailer, announced financial results for the three-month period ended April 28, 2012, which compares to the three-month period ended April 30, 2011.

“We are delighted with our strong start to the year, a further validation of the increasing preference for DSW by our customers and the strong execution of our strategies by our DSW team. During the quarter, total company sales grew by 10.9% to $558.6 million, including a 7.6% increase in comparable sales, following a 10.8% comparable sales gain last year reflecting balanced growth across categories,” stated Mike MacDonald, President and Chief Executive Officer, DSW Inc. “Earnings were at record levels despite absorbing incremental costs related to the acceleration in our store expansion.”

Mr. MacDonald continued, “Solid execution on our strategy has led to continued strength in our business performance, and provides us with a strong platform for sustained growth. Our new stores continue to perform well and we are on track to open 35 to 40 new stores in 2012. We are confident that we will meet our objective of another year of profitable growth and as such as we are raising our full year guidance to $3.25 to 3.40, an increase of $0.05 over our prior guidance of $3.20 to 3.35."

First Quarter Operating Results

•	Sales increased 10.9% to $558.6 million compared to last year's first quarter sales of $503.6 million.

•	Comparable sales for the first quarter 2012 increased by 7.6%. This follows an increase of 10.8% in comparable sales in the first quarter of 2011.

•
Reported net income was $39.9 million, or $0.89 per diluted share on 44.7 million weighted average shares outstanding, which included a $4.3 million after-tax net charge related to RVI. This compares to Reported net loss in the first quarter of 2011 of $38.1 million, or $1.74 per diluted share on 21.9 million weighted average shares outstanding, which included a $77.7 million after-tax net charge related to the merger with RVI.

•
Net income, adjusted for the impact of items related to RVI was $44.1 million, or $0.98 per diluted share on 45.2 million weighted average shares outstanding. This compares to Adjusted net income for the same period last year of $39.6 million, or $0.87 per diluted share on 45.3 million weighted average shares outstanding.

•
Reported net loss and loss per share for the first quarter 2011 now reflect the impact of the merger with RVI as if the merger had taken place at the beginning of fiscal 2011. Adjusted net income and earnings per share for the first quarter 2011 now exclude any impact from the merger with RVI. The Company has provided a table that includes the recast historical quarterly results for the first quarter 2011 at the conclusion of this press release.

First Quarter Balance Sheet Highlights

•	Cash and investments totaled $448 million compared to $400 million at the end of the first quarter 2011.

•
Inventories were $373 million compared to $334 million at the end of the first quarter of 2011, an increase of 11.6%. Inventories cost per square foot for DSW stores increased by 5% at the end of the quarter.

Regular Dividend
DSW's Board of Directors approved an increase in the Company's dividend from $0.15 per share to $0.18 per share, an increase of 20%. The dividend will be paid on June 29, 2012 to shareholders of record at the close of business on June 19, 2012.

Fiscal 2012 Annual Outlook
The Company is raising its annual 2012 guidance to a range of $3.25 to $3.40 for fiscal 2012 compared to prior guidance of $3.20 to $3.35. Comparable sales are projected to increase in the range of 3% to 5%, compared to earlier guidance for an increase in the 2% to 4% range. The Company's fiscal year 2012 retail calendar includes a fifty-third week compared to a fifty-two week year in fiscal year 2011. This guidance includes only the minimal ongoing operating expenses related to RVI; the impact of the mark-to-market adjustment on the warrants and one-time items will continue to be excluded from the Adjusted earnings for Fiscal 2012.

Webcast and Conference Call
To hear the Company's live earnings conference call, log on to http://www.dswinc.com/ today at 8:30 AM Eastern,

or call (800) 860-2442. To hear a replay of the earnings call, which will be available approximately two hours after the conference call ends, dial (877) 344-7529, followed by conference number 10013888. An audio replay of the conference call, as well as additional financial information, will also be available at http://www.dswinc.com/.

About DSW Inc.
DSW Inc. is a leading branded footwear and accessories retailer that offers a wide selection of brand name and designer dress, casual and athletic footwear and accessories for women, men and kids.  As of May 22, 2012, DSW operated 336 stores in 41 states and operated an e-commerce site, http://www.dsw.com, and a mobile website, http://m.dsw.com.  DSW also supplied footwear to 341 leased locations in the United States.  For store locations and additional information about DSW, visit http://www.dswinc.com. Follow DSW on Twitter at http://twitter.com/DSWShoeLovers and "like" DSW on Facebook at http://www.facebook.com/DSW.

DSW INC.
Q1 SEGMENT RESULTS

Net sales by reportable segment:

	Three Months Ended
	April 28, 2012	April 30, 2011	% increase
	(in millions)

DSW	$521.2	$462.4	12.7%
Leased Business Division	37.4	41.2	(9.2)%
Total DSW Inc.	$558.6	$503.6	10.9%

Comparable sales change by reportable segment:

	Three Months Ended
	April 28, 2012	April 30, 2011

DSW	8.0%	10.9%
Leased Business Division	2.3%	9.2%
Total DSW Inc.	7.6%	10.8%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical facts, including the statements made in our "Fiscal 2012 Annual Outlook," are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: our success in opening and operating new stores on a timely and profitable basis; continuation of supply agreements and the financial condition of our leased business partners; disruption of our distribution and fulfillment operations; failure to retain our key executives or attract qualified new personnel; our competitiveness with respect to style, price, brand availability and customer service; our reliance on our “DSW Rewards” program to drive traffic, sales and customer loyalty; maintaining good relationships with our vendors; our ability to anticipate and respond to fashion trends; fluctuation of our comparable sales and quarterly financial performance; uncertain general economic conditions; our reliance on foreign sources for merchandise and risks inherent to international trade; risks related to our cash and investments; the anticipated benefits of the merger with RVI taking longer to realize or not being achieved in their entirety; and the realization of risks related to the merger with RVI, including risks related to pre-merger RVI guarantees of certain Filene’s Basement leases. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company's latest annual or quarterly report, as filed with the SEC. All forward-looking statements speak only as of the time when made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.

DSW INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of	As of
	April 28, 2012	January 28, 2012

Assets
Cash and equivalents	$76,547	$79,003
Short-term investments	294,728	296,697
Accounts receivable, net	18,790	16,996
Inventories	373,255	334,390
Prepaid expenses and other current assets	26,870	24,448
Deferred income taxes	116,136	116,473
Total current assets	906,326	868,007

Property and equipment, net	245,641	235,726
Long-term investments	77,218	53,858
Goodwill	25,899	25,899
Deferred income taxes		15,653
Other assets	8,523	8,757
Total assets	$1,263,607	$1,207,900

Liabilities and shareholders' equity
Accounts payable	$158,899	$151,248
Accrued expenses	112,408	126,998
Warrant liability	16,055	29,303
Total current liabilities	287,362	307,549

Non-current liabilities	121,537	113,764
Total shareholders' equity	854,708	786,587
Total liabilities and shareholders' equity	$1,263,607	$1,207,900

DSW INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
and
RECONCILIATION OF ADJUSTED RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended		Adjustments	Three months ended
	April 28, 2012			April 28, 2012
	Reported			Adjusted
Net sales	$558,572			$558,572
Cost of sales	(365,982)			(365,982)
Operating expenses	(121,923)	(1)	$325	(121,598)
Change in fair value of derivative instruments	(5,342)	(2)	5,342
Operating profit	65,325		5,667	70,992
Interest income, net	467			467
Income from continuing operations before income taxes	65,792		5,667	71,459
Income tax provision	(27,185)	(3)	(153)	(27,338)
Income from continuing operations	38,607		5,514	44,121
Total income from discontinued operations, net of tax	1,253	(4)	(1,253)
Net income	$39,860		$4,261	$44,121

Diluted shares used in per share calculations:	44,658	(5)		45,203

Diluted earnings per share:
Diluted earnings per share from continuing operations	$0.86			$0.98
Diluted earnings per share from discontinued operations	$0.03
Diluted earnings per share	$0.89			$0.98

Notes:

1)	Reflects legal fees related to the settlement of RVI shareholder litigation and other RVI legal expenses.

2)	Change in fair value of derivative instruments, which relate to RVI's warrants.

3)	Reflects impact of RVI-related tax expense.

4)	Reflects the removal of discontinued operations.

5)
The Reported weighted average shares outstanding represent DSW Class A Common Shares and Class B Common Shares as well as dilutive instruments. Adjusted shares used in the per share calculations reflect DSW's weighted average shares outstanding and assumed full exercise of warrants at the beginning of the period.

	Three months ended		Adjustments	Three months ended
	April 30, 2011			April 30, 2011
	Reported			Adjusted
Net sales	$503,588			$503,588
Cost of sales	(331,438)			(331,438)
Operating expenses	(112,619)	(1)	$5,187	(107,432)
Change in fair value of derivative instruments	(54,876)	(2)	54,876
Operating profit	4,655		60,063	64,718
Interest (expense) income, net	(3,145)	(3)	3,577	432
Income from continuing operations before income taxes	1,510		63,640	65,150
Income tax provision	(24,939)	(4)	(648)	(25,587)
(Loss) income from continuing operations	(23,429)		62,992	39,563
Total net loss from discontinued operations, net of tax
Net (loss) income	(23,429)		62,992	39,563
Less: net income attributable to the noncontrolling interests	(14,694)		14,694
Net income (loss), net of noncontrolling interests	$(38,123)		$77,686	$39,563

Diluted shares used in per share calculations:	21,900	(5)		45,313

Diluted (loss) earnings per share:
Diluted (loss) earnings per share from continuing operations	$(1.74)			$0.87
Diluted (loss) earnings per share from discontinued operations
Diluted (loss) earnings per share	$(1.74)			$0.87

Notes:

1)	Reflects DSW and RVI transaction costs and RVI-related expenses.

2)	Change in fair value of derivative instruments, which relate to RVI's warrants.

3)	Interest expense related to Premium Income Exchangeable Securities, which settled in the third quarter of fiscal 2011.

4)	Reflects impact of RVI-related tax expense.

5)
Reported weighted average shares outstanding reflect the RVI weighted average shares outstanding adjusted for the 0.435 exchange ratio, as previously reported by RVI. Adjusted shares used in the per share calculations reflect DSW's weighted average shares outstanding as of the first quarter, prior to the merger with RVI.

This release contains certain Adjusted financial measures. These measures are included as a complement to Reported results because management believes these Adjusted financial measures help explain underlying performance trends in DSW’s business and provide useful information to both management and investors. The unaudited Condensed Consolidated Statements of Operations and Reconciliation of Adjusted Results should not be construed as an alternative to the Reported results determined in accordance with generally accepted accounting principles. Further, DSW’s definition of Adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the Adjusted information is useful to investors for the assessment of the ongoing operations of DSW. The unaudited Condensed Consolidated Statements of Operations and Reconciliation of Adjusted Results should be read in conjunction with DSW’s and RVI’s historical financial statements and notes thereto contained in DSW’s and RVI’s quarterly reports on Form 10-Q and annual report on Form 10-K.

SOURCE: DSW Inc.
Company Contact:
DSW Inc.
Christina Cheng
Director of Investor Relations
(855) 893-5691

Investor Contacts:
ICR, Inc.
Allison Malkin / Anne Rakunas
(203) 682-8200 / (310) 954-1113